CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 23, 2024, relating to the financial statements and financial highlights of SSGA Emerging Markets Enhanced Index Portfolio and SSGA Emerging Markets Enhanced Index Portfolio II (formerly, Brighthouse/abrdn Emerging Markets Equity Portfolio), each a series of Brighthouse Funds Trust I (the “Trust”), appearing in the Annual Report included in Form N-CSR of the Trust for the year ended December 31, 2023, and to the references to us under the headings (i) “Financial Highlights of the Buying Portfolio” in the Proxy statement/Prospectus, (ii) “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and (iii) “Independent Registered Public Accounting Firm” and “Financial Statements” included within Appendix A to the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 21, 2024